Exhibit 4.1

UDEMY, INC.

FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

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TABLE OF CONTENTS

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UDEMY, INC.

FIFTH AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

This FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this “Agreement”) is entered into as of November 13, 2020, by and among UDEMY, INC., a Delaware corporation (the “Company”), the investors listed on Exhibit A (collectively, the “Investors” and individually, an “Investor”), and those certain holders of the Company’s Common Stock listed on Exhibit B (collectively, the “Common Holders” and individually, a “Common Holder”).

RECITALS

WHEREAS, concurrently with the execution of this Agreement, certain of the Investors are purchasing shares of the Company’s Series F Preferred Stock (the “Series F Preferred” and collectively with the Series A Preferred Stock, the Series A-1 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, the “Series Preferred”) pursuant to that certain Series F Preferred Stock Purchase Agreement (the “Purchase Agreement”) dated as of even date herewith (the “Financing”);

WHEREAS, certain of the Investors and the Common Holders are parties to the Fourth Amended and Restated Investor Rights Agreement dated March 19, 2020 by and among the Company and the parties thereto (the “Prior Agreement”);

WHEREAS, in connection with the consummation of the Financing, the parties to the Prior Agreement desire to amend and restate that agreement to provide those Investors purchasing shares of the Company’s Series F Preferred with registration rights, information rights and other rights as set forth herein in accordance with the terms of this Agreement; and

WHEREAS, the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

Section	1. GENERAL.

1.1 Definitions. As used in this Agreement the following terms shall have the following respective meanings:

(a) “Acquisition” has the meaning set forth in the Certificate.

(b) “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, such Person.

(c) “Asset Sale” has the meaning set forth in the Certificate.

(d) “Board” shall mean the Company’s Board of Directors.

(e) “Certificate” shall mean the Company’s Amended and Restated Certificate of Incorporation as in effect on the date hereof, as amended from time to time.

(f) “Common Stock” shall mean, collectively, shares of the Company’s Common Stock, $0.00001 par value per share, and any securities into which such stock may hereafter be changed.

(g) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(h) “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(i) “GAAP” means generally accepted accounting principles in the United States, consistently applied.

(j) “Holder” means any Person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.9 hereof.

(k) “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

(l) “Major Investor” means any Investor that, individually or together with such Investor’s Affiliates, holds at least 4,000,000 shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof). Notwithstanding the foregoing, Benesse Holdings Inc. (“Benesse”) shall also be deemed a Major Investor for the purposes of this Agreement for so long as Benesse, individually or together with its Affiliates, continues to hold at least 1,926,782 shares of Registrable Securities and/or Series Preferred (cumulatively and in any combination, and as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof) it acquired pursuant to the Purchase Agreement or otherwise. For clarity and without limitation of the generality of the foregoing, to the extent Benesse (individually or together with its Affiliates) experiences a decrease in shareholding of Registrable Securities and/or Series Preferred, as applicable, due to any activity that was not specifically consented to by Benesse (including without limitation a reverse stock split, exercise of drag-along rights by another Stockholder, or otherwise), such shares shall still be deemed to be held by Benesse solely for purposes of meeting the threshold described in the preceding sentence.

(m) “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(n) “Preferred Stock” shall mean the Series Preferred.

(o) “Qualified Offering” shall mean the Company’s first Qualified Offering, as defined in the Certificate.

(p) “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(q) “Registrable Securities” means (a) shares of Common Stock of the Company issuable or issued upon conversion of the Shares, (b) shares of Common Stock of the Company held by the Common Holders, (c) shares of Common Stock of the Company held by the Investors, and (d) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities (i) sold by a Person to the public either pursuant to a registration statement or Rule 144, (ii) sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned or (iii) held by a Holder (together with its Affiliates) if, as reflected on the Company’s list of stockholders, such Holder (together with its Affiliates) holds less than 1% of the Company’s outstanding Common Stock (treating all shares of Preferred Stock on an as converted basis); provided that the Company has completed its Qualified Offering and all shares of Common Stock of the Company issuable or issued upon conversion of the Shares held by and issuable to such Holder (and its Affiliates) may be sold pursuant to Rule 144 during any ninety (90) day period.

(r) “Registrable Securities then outstanding” shall be the number of shares of the Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

(s) “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof (exclusive of underwriting discounts and commissions), including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed seventy-five thousand dollars ($75,000) of a single special counsel for the Holders, blue sky fees, fees relating to the removal of legends and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(t) “SEC” or “Commission” means the Securities and Exchange Commission.

(u) “Securities Act” shall mean the Securities Act of 1933, as amended.

(v) “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale and all fees and disbursements of counsel for the Holders (other than the reasonable fees and disbursements for one special counsel for the Holders included in Registration Expenses).

(w) “Shares” shall mean shares of the Series Preferred held from time to time by the Investors listed on Exhibit A hereto and their permitted assigns.

(x) “Special Registration Statement” shall mean (i) a registration statement relating to any employee benefit plan or (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, any registration statements related to the issuance or resale of securities issued in such a transaction or (iii) a registration related to stock issued upon conversion of debt securities.

Section	2. REGISTRATION; RESTRICTIONS ON TRANSFER.

2.1 Restrictions on Transfer.

(a) Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

(i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act and applicable state and foreign securities law. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144, except in unusual circumstances. After the Qualified Offering, the Company will not require any transferee pursuant to Rule 144 to be bound by the terms of this Agreement if the shares so transferred do not remain Registrable Securities hereunder following such transfer.

(b) Notwithstanding the provisions of subsection (a) above, no such restriction shall apply to a transfer by a Holder that is (i) a partnership transferring to its partners or former partners in accordance with partnership interests, (ii) a corporation transferring to any Affiliates of the Holder, (iii) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, (iv) an individual transferring to the Holder’s family members or trust or other entity for the benefit of an individual Holder or his family members, or (v) a trust transferring to its grantors or beneficiaries; provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

(c) Each certificate representing Shares or Registrable Securities shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE COMPANY AS MAY BE AMENDED FROM TIME TO TIME. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(d) The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Company has completed its Qualified Offering and the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification and legend; provided that the second legend listed above shall be removed only at such time as the Holder of such certificate is no longer subject to any restrictions hereunder.

(e) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

2.2 Demand Registration.

(a) Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Investors holding at least thirty percent (30%) of the Registrable Securities then outstanding and held by the Investors (the “Initiating Holders”), that the Company file a registration statement under the Securities Act covering the registration of all or any portion of the Registrable Securities then outstanding having an aggregate offering price, after deduction of underwriting discounts and commissions, of at least $10,000,000, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities that all Holders request to be registered.

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or Section 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to the Holders of a majority of the Registrable Securities held by all Initiating Holders). If the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders) or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration by the Investors shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c) The Company shall not be required to effect a registration pursuant to this Section 2.2:

(i) prior to the earlier of (A) the five year anniversary of the date of this Agreement, or (B) six (6) months following the effective date of the registration statement of the Qualified Offering;

(ii) after the Company has effected two (2) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective;

(iii) during the period starting with the date of filing of, and ending on the date one hundred eighty (180) days following the effective date of the registration statement pertaining to Company-initiated registration (or such longer period as may be determined pursuant to Section 2.11 hereof); provided, that the Company makes reasonable good faith efforts to cause such registration statement to become effective;

(iv) if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company’s intention to file a registration statement for its Qualified Offering within ninety (90) days, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective;

(v) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2 a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its stockholders for such registration statement to be effected at such time, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period;

(vi) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below;

(vii) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(viii) if the Initiating Holders do not request that such offering be firmly underwritten by underwriters selected by the Initiating Holders (subject to the consent of the Company); or

(ix) if the Company and the Initiating Holders are unable to obtain the commitment of the underwriter described in clause (c)(viii) above to firmly underwrite the offer.

2.3 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(a) Underwriting. If the registration statement of which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to include Registrable Securities in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders who are Investors on a pro rata basis based on the total number of Registrable Securities held by such Holders; third to the Holders who are Common Holders on a pro rata basis based on the total Registrable Securities held by such Holders; and fourth, to any stockholder of the Company (other than a Holder) on a pro rata basis; provided, however, that no such reduction shall reduce the amount of securities of the selling Holders who are Investors included in the registration below twenty-five percent (25%) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding clause. If the Holders are so limited, however, no party shall sell shares in such registration other than the Company. In no event will shares of any other selling stockholder be included in such registration that would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than sixty-five percent (65%) of the Registrable Securities proposed to be sold in the offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership, limited liability company, corporation, trust or natural person, the partners, retired partners, members, retired members, stockholders, beneficiaries, grantors and family members of such Holder, or the estates and family members of any such partners, retired partners, members, retired members, beneficiaries, grantors and family members and any trusts or other entities for the benefit of any of the foregoing persons shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence or as otherwise provided in Section 5.10.

(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration, and shall promptly notify any Holder that has elected to include shares in such registration of such termination or withdrawal. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

2.4 Form S-3 Registration. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will use its commercially reasonable efforts to:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

(i) if Form S-3 is not available for such offering by the Holders, or

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than one million dollars ($1,000,000), or

(iii) if within thirty (30) days of receipt of a written request from any Holder or Holders pursuant to this Section 2.4, the Company gives notice to such Holder or Holders of the Company’s intention to make a public offering within ninety (90) days, other than pursuant to a Special Registration Statement;

(iv) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period;

(v) if, in a given twelve (12) month period, the Company has effected two (2) such registrations; or

(vi) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(c) Subject to the foregoing, the Company shall use its commercially reasonable efforts to file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the requests of the Holders. Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Section 2.2. All Registration Expenses incurred in connection with registrations requested pursuant to this Section 2.4, other than underwriting discounts and commissions, shall be paid by the Company, including the expense of one (1) special counsel of the selling stockholders up to a maximum of $75,000 per registration.

2.5 Expenses of Registration. Except as specifically provided herein, all Registration Expenses, other than underwriting discounts and commissions, incurred in connection with any registration, qualification or compliance pursuant to Section 2.2, 2.3 or 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders or the S-3 Initiating Holders, as the case may be, unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Investors holding a majority of Registrable Securities held by the Investors agree to deem such registration to have been effected as of the date of such withdrawal for purposes of determining whether the Company shall be obligated pursuant to Section 2.2(c) or 2.4(b), as applicable, to undertake any subsequent registration, in which event such right shall be forfeited by all Investors. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then such registration shall not be deemed to have been effected for purposes of determining whether the Company shall be obligated pursuant to Section 2.2(c) or 2.4(b), as applicable, to undertake any subsequent registration.

2.6 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible use commercially reasonable efforts to:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of sixty-five percent (65%) of the Registrable Securities registered thereunder, keep such registration statement effective for up to thirty (30) days or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, however, that at any time, upon written notice to the participating Holders and for a period not to exceed sixty (60) days thereafter (the “Suspension Period”), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the Initiating Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that there is or may be in existence material nonpublic information or events involving the Company, the failure of which to be disclosed in the prospectus included in the registration statement could result in a Violation (as defined below). In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive sixty (60) days with the consent of the holders of sixty-five percent (65%) of the Registrable Securities registered under the applicable registration statement, which consent shall not be unreasonably withheld. No more than one (1) such Suspension Period shall occur in any twelve (12) month period. In no event shall any Suspension Period, when taken together with all prior Suspension Periods, exceed 120 days in the aggregate. If so directed by the Company, all Holders registering shares under such registration statement shall (i) not offer to sell any Registrable Securities pursuant to the registration statement during the period in which the delay or suspension is in effect after receiving notice of such delay or suspension; and (ii) use their best efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. Notwithstanding the foregoing, the Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement other than a registration statement on Form S-3 that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above;

(c) furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d) register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

(f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use commercially reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

(g) furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

2.7 Delay of Registration; Furnishing Information.

(a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company in writing such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be reasonably necessary to effect the registration of their Registrable Securities.

(c) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

2.8 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, trustees, managers, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated by reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, member, trustee, manager, officer, director, underwriter or controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was a Violation; provided however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, trustee, manager, officer, director, underwriter or controlling Person of such Holder.

(b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualifications or compliance is being effected, severally and not jointly, indemnify and hold harmless the Company, each of its directors, its officers and each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, trustees, managers, directors or officers or any Person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, trustee, manager, controlling Person, underwriter or other such Holder, or partner, director, officer, trustee, manager, or controlling Person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement (collectively, a “Holder Violation”), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling Person, underwriter or other Holder, or partner, trustee, manager, officer, director or controlling Person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.8 exceed the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses thereof to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8 to the extent, and only to the extent, if materially prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d) If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) or Holder Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

(e) The obligations of the Company and Holders under this Section 2.8 shall survive completion of any offering of Registrable Securities in a registration statement and, with respect to liability arising from an offering to which this Section 2.8 would apply that is covered by a registration filed before termination of this Agreement, such termination. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

2.9 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities (for so long as such shares remain Registrable Securities) that is (a) any partner or retired partner of any holder which is a partnership, (b) any member or former member, of any holder which is a limited liability company, (c) any Affiliate of any Holder; (d) any family member or trust or other entity for the benefit of any individual holder or his family members, (e) any grantor or beneficiary of any holder which is a trust or (f) any transferee who acquires at least 500,000 shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof); provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee agrees in writing to be subject to all restrictions set forth in this Agreement.

2.10 Limitation on Subsequent Registration Rights. Other than as provided in Section 5.10, after the date of this Agreement, the Company shall not, without the prior written consent of the holders of at least sixty-five percent (65%) of the then outstanding shares of Series Preferred, voting together as a single class on an as-converted basis (collectively, the “Requisite Holders”), enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder rights to demand the registration of shares of the Company’s capital stock, or to include such shares in a registration statement that would reduce the number of shares includable by the Holders.

2.11 “Market Stand-Off” Agreement. Each party to this Agreement hereby agrees that such party shall not lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock during the 180-day period following the effective date of the Initial Offering (or such longer period, not to exceed 15 days after the expiration of the 180-day period, as the underwriters or the Company shall request in order to facilitate compliance with NASD Rules that are then applicable to the Company); provided, that all officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities are bound by and have entered into similar agreements. The obligations described in this Section 2.11 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future.

2.12 Agreement to Furnish Information. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with the Holder’s obligations under Section 2.11 or that are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in Section 2.11 and this Section 2.12 shall not apply to a Special Registration Statement. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of the 180-day or longer period specified in Section 2.11. Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by Sections 2.11 and 2.12. The underwriters of the Company’s stock are intended third party beneficiaries of Sections 2.11 and 2.12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

2.13 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company filed with the Commission; and such other reports and documents as a Holder may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration and which the Company is able to provide without unreasonable effort or expense.

Section 3. COVENANTS OF THE COMPANY AND INVESTORS.

3.1 Basic Financial Information and Reporting.

(a) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied (except as noted therein) and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

(b) The Company shall deliver to each Major Investor the following:

(i) as soon as practicable, but in any event within one hundred eighty (180) days after the end of each fiscal year of the Company, (A) a balance sheet as of the end of such year, (B) statements of income and cash flows for such year, and (C) a statement of stockholders’ equity as of the end of such year, all prepared in accordance with GAAP and audited and certified by independent public accountants of nationally recognized standing selected by the Board including at least two (2) Preferred Directors (as defined in the Certificate); provided, however, that such financial statements may be reviewed rather than audited by such accountants upon the consent or approval of the Board;

(ii) as soon as practicable, but in any event within forty-five (45) days after the end of each fiscal year of the Company, (A) an unaudited balance sheet as of the end of such year, and (B) unaudited statements of income and cash flows for such year, all prepared in accordance with GAAP;

(iii) as soon as practicable, but in any event within sixty (60) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may be subject to normal year-end adjustments and not contain all notes thereto that may be required in accordance with GAAP);

(iv) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Major Investors to calculate their respective percentage equity ownership in the Company, and certified by the chief financial officer or chief executive officer of the Company as being true, complete, and correct;

(v) as soon as practicable, but in any event within forty-five (45) days of the end of each month, an unaudited income and statement of cash flows for such month, and an unaudited balance sheet and statement of stockholders’ equity as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(vi) as soon as practicable, but in any event within forty-five (45) days after the beginning of each fiscal year, an annual budget and operating plan for the next two (2) fiscal years (and as soon as available, any subsequent written revisions thereto);

(vii) with respect to the financial statements called for in Section 3.1(b)(i), Section 3.1(b)(ii), Section 3.1(b)(iii) and Section 3.1(b)(v) an instrument executed by the chief financial officer and chief executive officer of the Company certifying that such financial statements were prepared in accordance with GAAP (except as otherwise set forth in Section 3.1(b)) and fairly present the financial condition of the Company and its results of operation for the periods specified therein; and

(viii) such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Major Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Section 3.1(b) to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.2 Inspection Rights. Each Major Investor and its representatives (including without limitation, its lawyers and accountants) that is not a former officer or employee of, or consultant to, the Company shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company (as determined in good faith by the Board) shall not be obligated under this Section 3.2 with respect to a competitor of the Company or with respect to information which the Board determines in good faith is confidential or attorney-client privileged and should not, therefore, be disclosed.

3.3 Confidentiality of Records. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any information furnished to such Investor that the Company marked or identified orally or in writing as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information (i) to any partner, member, grantor, beneficiary, family member, subsidiary or parent of such Investor as long as such partner, member, grantor, beneficiary, family member, subsidiary or parent is advised of and agrees or has agreed to be bound by the confidentiality provisions of this Section 3.3 or comparable restrictions; (ii) at such time as it enters the public domain through no fault of such Investor; (iii) that is communicated to it free of any obligation of confidentiality; (iv) that is developed by such Investor or its agents independently of and without reference to any confidential information communicated by the Company; or (v) as required by applicable law. The Company acknowledges that certain of the Investors are in the business of venture capital investing and therefore review business plans and related proprietary information of many enterprises, including enterprises that may have products or services that compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict any Investor from investing or participating in any particular enterprise, regardless of whether such enterprise has products or services that compete with those of the Company so long as such Investor otherwise complies with such Investor’s nondisclosure and nonuse obligations contained in this Section 3.3.

3.4 Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

3.5 Equity Incentive Grants; Stock Vesting. Any grant of stock options and other stock equivalents to an employee, director, consultant or other service provider shall require prior approval of the Board, including at least two (2) Preferred Directors. Unless otherwise approved by the Board including at least two (2) Preferred Directors, all stock options and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting as follows: (a) twenty-five percent (25%) of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person’s services commencement date with the company, and (b) seventy-five percent (75%) of such stock shall vest monthly over the remaining three (3) years. Any accelerated vesting relating to any stock options and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall require prior approval of the Board including at least two (2) Preferred Directors. With respect to restricted stock and stock issued as a result of early exercised options, the Company’s repurchase option shall provide that, upon termination of the employment of the shareholder, with or without cause, the Company or its assignee (to the extent permissible under applicable securities law qualification) retains the option to repurchase at cost any unvested shares held by such stockholder.

3.6 Increases to Equity Incentive Plan. Any increase in the number of shares reserved for issuance pursuant to the Company’s 2010 Equity Incentive Plan or the establishment of any new employee stock option plan, employee stock purchase plan, employee restricted stock plan or other similar stock plan shall require prior approval of the Board, including at least two (2) Preferred Directors.

3.7 Proprietary Information and Inventions Agreement. The Company shall require all current and future employees of the Company to execute and deliver a Proprietary Information and Inventions Agreement substantially in a form acceptable to the Board. The Company shall require all current and future consultants with access to the Company’s intellectual property to enter into consulting or similar agreements containing appropriate confidential information and invention assignment provisions in favor of the Company.

3.8 Directors’ Liability and Indemnification. The Certificate and the Company’s Bylaws (the “Bylaws”) shall provide (a) for elimination of the liability of director to the maximum extent permitted by law and (b) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law.

3.9 D&O Insurance. The Company will use its commercially reasonable efforts to maintain in full force and effect director and officer liability insurance covering the members of the Board in an amount reasonably acceptable to the Board including at least two (2) Preferred Directors.

3.10 Right to Conduct Activities. The Company hereby agrees and acknowledges that certain of the Investors (each, together with such Investor’s affiliates, a “VC Investor”) are professional investment funds, and as such invest in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently proposed to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, no VC Investor shall be liable to the Company for any claim arising out of, or based upon, (a) the investment by such VC Investor in any entity competitive with the Company, or (b) actions taken by any partner, officer or other representative of such VC Investor to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however that the foregoing shall not relieve (x) such VC Investor or any party from liability associated with the willful misuse of the Company’s confidential information obtained pursuant to Section 3.3, or (ii) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

3.11 Foreign Corrupt Practices Act Enforcement Actions. The Company shall promptly notify each Major Investor should the Company become aware of any Enforcement Action (as defined in the Purchase Agreement).

3.12 Committee Representation. The Company shall allow at least two (2) of the Preferred Directors to serve on all standing committees of the Company’s Board of Directors if any such committees are constituted from time to time, except as may result in a conflict of interest or where committee membership is restricted due to legal or regulatory requirements such a director does not satisfy.

3.13 Audit and Compensation Committees. No later than 90 days after the Initial Closing (as defined in the Purchase Agreement) the Company shall cause to be established, and will maintain, an audit and compensation committee, each of which shall consist solely of non-employee directors.

3.14 Termination of Covenants. All covenants of the Company contained in Section 3 of this Agreement (other than the provisions of Sections 3.3, 3.8 and 3.9) shall expire and terminate as to each Investor upon the effective date of the registration statement pertaining to the Qualified Offering.

Section 4. RIGHTS TO FUTURE STOCK ISSUANCES.

4.1 Right of First Offer. Subject to the terms and conditions of this Section 4 and applicable securities laws, each Major Investor that qualifies as an “accredited investor” under Regulation D of the Securities Act (a “Qualified Investor”) shall have a right of first offer to purchase its pro rata share of all Equity Securities (as defined below) that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.6 hereof. Each Qualified Investor’s pro rata share is equal to the ratio of (a) the number of shares of the Company’s Common Stock (including all shares of Common Stock issuable or issued upon conversion of the Shares or upon the exercise of outstanding warrants or options) of which such Qualified Investor is a holder or is deemed to be a holder (including by reason of the operation of Section 5.13 hereof) immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company’s outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term “Equity Securities” shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

4.2 Exercise of Rights. If the Company proposes to issue any Equity Securities, it shall give written notice to each Qualified Investor stating its intention to offer such Equity Securities, the number of such Equity Securities to be offered, and the price and the terms and conditions upon which the Company proposes to offer such Equity Securities. Each Qualified Investor shall have twenty (20) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Qualified Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

4.3 Issuance of Equity Securities to Other Persons. If not all of the Qualified Investors elect to purchase their pro rata share of the Equity Securities, then the Company shall promptly notify in writing the Qualified Investors who do so elect and shall offer such Qualified Investors the right to acquire such unsubscribed shares on a pro rata basis. The Qualified Investors shall have five (5) days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares. The Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Qualified Investor’s rights were not exercised, at a price not lower and upon general terms and conditions not materially more favorable to the purchasers thereof than specified in the Company’s notice to the Qualified Investors pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within such ninety (90) day period, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Qualified Investors in the manner provided above.

4.4 Termination of Rights of First Offer. The rights of first offer established by this Section 4 shall not apply to, and shall terminate upon the earlier of, (i) the effective date of the registration statement pertaining to the Qualified Offering or (ii) an Acquisition or Asset Sale.

4.5 Assignment of Rights of First Offer. The rights of first offer of each Qualified Investor under this Section 4 may be assigned to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.9.

4.6 Excluded Securities. The rights of first offer established by this Section 4 shall have no application to (a) any Equity Securities excluded from the definition of Additional Shares of Common Stock in the Certificate or (b) the shares of Series F Preferred (or Common Stock issuable upon conversion thereof) issued pursuant to the Purchase Agreement, as amended from time to time.

Section 5. MISCELLANEOUS.

5.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware in all respects as such laws are applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, without reference to conflicts of laws or principles thereof. The parties agree that any action brought by either party under or in relation to this Agreement, including, without limitation, to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in Delaware.

5.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors, and administrators and shall inure to the benefit of and be enforceable by each Person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the Person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

5.3 Entire Agreement. This Agreement, the Exhibits hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

5.4 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

5.5 Amendment and Waiver.

(a) Except as otherwise expressly provided, this Agreement may be amended or modified, and the obligations of the Company and the rights of the Investors and Holders under this Agreement may be waived, only upon the written consent of (i) the Company, and (ii) the Requisite Holders; provided further, however, that if any amendment, modification or waiver operates in a manner that treats any Holder adversely and in a different manner from other Holders, the consent of such Holder shall also be required for such amendment, waiver, discharge or termination. Any amendment, termination or waiver effected in accordance with this Section 5.5 shall be binding on all parties hereto, even if they do not execute such consent.

(b) For the purposes of determining the number of Holders or Investors entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

5.6 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s behalf of any breach, default or noncompliance under the Agreement or any waiver on such party’s behalf of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Bylaws, or otherwise afforded to any party, shall be cumulative and not alternative.

5.7 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

5.8 Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including, without limitation, to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

5.9 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.10 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Preferred Stock pursuant to the Purchase Agreement, any purchaser of such shares of Preferred Stock shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor,” a “Holder” and a party hereunder. Notwithstanding anything to the contrary contained herein, if the Company shall issue Equity Securities in accordance with Section 4.6 and such Equity Securities are excluded from the definition of Additional Shares of Common Stock pursuant to Sections (E) or (H) of such definition, any purchaser of such Equity Securities may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor,” a “Holder” and a party hereunder.

5.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

5.12 Delivery by Facsimile or Electronic Transmission. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and subsequently delivered by means of a facsimile machine or other reasonable electronic transmission, shall be treated in all manner and respects and for all purposes as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise (a) the use of a facsimile machine or other reasonable electronic transmission to deliver a signature or (b) the fact that any signature or agreement or instrument was signed and subsequently transmitted or communicated through the use of a facsimile machine or other reasonable electronic transmission device as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

5.13 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated Persons or Persons under common management or control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

5.14 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

5.15 Termination. This Agreement shall terminate and be of no further force or effect upon the earlier of (i) an Acquisition or Asset Sale; or (ii) the date five (5) years following the closing of the Qualified Offering.

5.16 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

5.17 Effect on Prior Agreement. This Agreement amends, restates, supersedes and replaces the Prior Agreement in its entirety.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

UDEMY, INC.

By:	/s/ Gregg Coccari
Name:	Gregg Coccari
Title:	Chief Executive Officer

COMMON HOLDERS:

/s/ Eren Bali
Eren Bali

/s/ Oktay Caglar
Oktay Caglar

[Signature Page to Fifth Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

SG GROWTH PARTNERS III, LP

By:	/s/ Kenneth Fox
Kenneth Fox, Managing Partner

[Signature Page to Fifth Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

INSIGHT VENTURE PARTNERS VII, L.P.

By:	Insight Venture Associates VII, L.P., its general partner

By:	Insight Venture Associates VII, Ltd., its general partner

By:	/s/ Blair Flicker

Name:	Blair Flicker, Managing Director and General Counsel

INSIGHT VENTURE PARTNERS (Cayman) VII, L.P.

By:	Insight Venture Associates VII, L.P.,
its general partner

By:	Insight Venture Associates VII, Ltd.,
its general partner

By:	/s/ Blair Flicker

Name:	Blair Flicker, Managing Director and General Counsel

INSIGHT VENTURE PARTNERS VII (Co-Investors), L.P.

By:	Insight Venture Associates VII, L.P.,
its general partner

By:	Insight Venture Associates VII, Ltd.,
its general partner

By:	/s/ Blair Flicker

Name:	Blair Flicker, Managing Director and General Counsel

[Signature Page to Fifth Amended and Restated Investor Rights Agreement]

INSIGHT VENTURE PARTNERS (Delaware) VII, L.P.

By:	Insight Venture Associates VII, L.P.,
its general partner

By:	Insight Venture Associates VII, Ltd.,
its general partner

By:	/s/ Blair Flicker

Name:	Blair Flicker, Managing Director and General Counsel

[Signature Page to Fifth Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

NEW ROUND LIMITED

By:	/s/ Pu Hai Tao
Name:	Pu Hai Tao
Title:	Director

[Signature Page to Fifth Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

LEARN CAPITAL SPECIAL
OPPORTUNITIES FUND XXIX, L.P.

By:	Learn Capital Management XXIX, LLC,
its General Partner

By:	/s/ Robert J Hutter
Robert J Hutter, Managing Member

LEARN CAPITAL SPECIAL
OPPORTUNITIES FUND XXX, L.P.

By:	Learn Capital Management XXX, LLC,
its General Partner

By:	/s/ Robert J Hutter
Robert J Hutter, Managing Member

LEARN CAPITAL SPECIAL
OPPORTUNITIES FUND XXXI, L.P.

By:	Learn Capital Management XXXI, LLC,
its General Partner

By:	/s/ Robert J Hutter
Robert J Hutter, Managing Member

LEARN CAPITAL SPECIAL
OPPORTUNITIES FUND XXIII, L.P.

By:	Learn Capital Management XXIII, LLC,
its General Partner

By:	/s/ Robert J Hutter
Robert J Hutter, Managing Member

[Signature Page to Fifth Amended and Restated Investor Rights Agreement]

LEARN CAPITAL SPECIAL
OPPORTUNITIES FUND XXVIII, L.P.

By:	Learn Capital Management XXVIII, LLC,
its General Partner

By:	/s/ Robert J Hutter
Robert J Hutter, Managing Member

LEARN ALPHA ASSOCIATES LLC

By:	/s/ Robert J Hutter
Robert J Hutter, Managing Member

LEARN CAPITAL VENTURE PARTNERS II, L.P.

By:	Learn Capital Management II, LLC,
its General Partner

By:	/s/ Robert J Hutter
Robert J Hutter, Managing Member

[Signature Page to Fifth Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

NORWEST VENTURE PARTNERS XII, LP

By:	Genesis VC Partners XII, LLC,
General Partner

By:	NVP Associates, LLC, its Managing Member

By:	/s/ Matthew De Dominicis
Matthew De Dominicis, Chief Financial Officer

[Signature Page to Fifth Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

SHARESPOST 100 FUND

By:	/s/ Kevin Moss
Kevin Moss, President

[Signature Page to Fifth Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

MHS CAPITAL PARTNERS, L.P.

By:	MHS Capital Management, L.L.C., its General Partner

By:	/s/ Mark Sugarman
Mark Sugarman, Managing Member

MHS CAPITAL PRINCIPALS, L.L.C.

By:	MHS Capital Management, L.L.C., its Manager

By:	/s/ Mark Sugarman
Mark Sugarman, Managing Member

MHS CAPITAL PARTNERS U, L.L.C

By:	MHS Capital Management, L.L.C., its Manager

By:	/s/ Mark Sugarman
Mark Sugarman, Managing Member

[Signature Page to Fifth Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

MIH VENTURES B.V.

By:	/s/ Leroux Neethling
Leroux Neethling, Authorized Signatory

[Signature Page to Fifth Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

CIANODOLCE HOLDINGS LIMITED

By:	/s/ Roman Sobachevskiy
Printed Name: Roman Sobachevskiy
Title:	Authorized Signatory

[Signature Page to Fifth Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

ARCTURUS LLC

By:	/s/ Servjeet Bhachu
Name: Servjeet Bhachu
Title: Manager

Address: 92 Montvale Ave., Suite 2500 Stoneham, MA 02180

Email: serge@spartagroupllc.com,
rnmcompliance@catamaran.in

[Signature Page to Fifth Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

GLOBAL SCOPE INVESTMENTS LIMITED

For and on behalf of
Secundus Nominees (Jersey) Ltd
COMPANY SECRETARY

/s/ Signatory for Global Scope Investments Limited
Authorized Signatory

/s/ Signatory for Global Scope Investments Limited
Authorized Signatory

[Signature Page to Fifth Amended and Restated Investor Rights Agreement]

EXHIBIT A

SCHEDULE OF INVESTORS

SG GROWTH PARTNERS III, LP

[***]

NORWEST VENTURE PARTNERS XII, LP

[***]

INSIGHT VENTURE PARTNERS VII, L.P.

INSIGHT VENTURE PARTNERS VII (CO-INVESTORS), L.P.

INSIGHT VENTURE PARTNERS (CAYMAN) VII, L.P.

INSIGHT VENTURE PARTNERS (DELAWARE) VII, L.P.

[***]

NEWVIEW CAPITAL FUND I, L.P.

[***]

SIGNIA VENTURES, LLC

[***]

RUSSELL D. FRADIN AND CARIN G. FRADIN, AS TRUSTEES OF

THE FRADIN FAMILY TRUST U/A/D AUGUST 2, 2008

[***]

BENJAMIN LING

[***]

THE HIT FORGE LP

[***]

LARRY BRAITMAN

[***]

JEREMY STOPPELMAN TTEE UTD 3/16/10

3155 SACRAMENTO STREET

[***]

PAUL MARTINO AND AARATI MARTINO, OR THEIR SUCCESSORS,

TRUSTEES, THE MARTINO 2007 REVOCABLE TRUST

DATED AUGUST 22, 2007, AS AMENDED

[***]

MHS CAPITAL PARTNERS LP

MHS CAPITAL PRINCIPALS LLC

MHS CAPITAL PARTNERS U, L.L.C.

[***]

500 STARTUPS, L.P.

[***]

INDUSTRY VENTURES SECONDARY VII, L.P.

[***]

LEARN CAPITAL VENTURE PARTNERS II

[***]

MIH VENTURES B.V.

[***]

FOUNDERS CIRCLE CAPITAL I AFFILIATES FUND, LP

FOUNDERS CIRCLE CAPITAL I, LP

[***]

BENESSE HOLDINGS INC.

[***]

SHARESPOST 100 FUND

[***]

NEW ROUND LIMITED

[***]

[***]

LEARN CAPITAL SPECIAL OPPORTUNITIES FUND XXIII, L.P.

[***]

LEARN CAPITAL SPECIAL OPPORTUNITIES FUND XXVIII, L.P.

[***]

LEARN CAPITAL SPECIAL OPPORTUNITIES FUND XXIX, L.P.

[***]

LEARN CAPITAL SPECIAL OPPORTUNITIES FUND XXX, L.P.

[***]

LEARN CAPITAL SPECIAL OPPORTUNITIES FUND XXXI, L.P.

[***]

LEARN ALPHA ASSOCIATES LLC

[***]

CIANODOLCE HOLDINGS LIMITED

[***]

ARCTURUS LLC

[***]

GLOBAL SCOPE INVESTMENTS LIMITED

EXHIBIT B

SCHEDULE OF COMMON HOLDERS

EREN BALI

[***]

2016 GAGAN BIYANI TRUST U/A/D 12/08/2016

[***]

OKTAY CAGLAR

[***]

INSIGHT VENTURE PARTNERS VII, L.P.

INSIGHT VENTURE PARTNERS VII (CO-INVESTORS), L.P.

INSIGHT VENTURE PARTNERS (CAYMAN) VII, L.P.

INSIGHT VENTURE PARTNERS (DELAWARE) VII, L.P.

[***]

MIH VENTURES B.V.

[***]

SG GROWTH PARTNERS III, LP

[***]

NORWEST VENTURE PARTNERS XII, LP

[***]